UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 7, 2023

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants, with each having the right to purchase one share of Common Stock	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 28, 2023, Tenon Medical, Inc. (the “Company”) was informed by Armanino LLP (“Armanino”), the Company’s current independent registered public accountant, that Armanino would resign effective as of the earlier of (i) the date the Company engages a new independent registered public accounting firm or (ii) the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, as a result of Armanino’s determination to cease providing certain services to public companies. On September 5, 2023, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) appointed Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, effective September 7, 2023 (the “Engagement Date”).

Armanino’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than the explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2022 and December 31, 2021, and subsequent interim periods through the Engagement Date, there were no disagreements with Armanino on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Armanino, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its opinion or reportable events under Item 304(a)(1)(v) of Regulation S-K, except that Armanino concurred with the Company’s assessment of a material weakness related to the Company’s internal controls over financial reporting.

The Audit Committee of the Company approved the engagement of Haskell & White LLP. During the two most recent fiscal years and through the Engagement Date, the Company did not consult with Haskell & White LLP regarding either:

1.	application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Haskell & White LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.	any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) or reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Armanino with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from Armanino a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of Armanino’s letter dated as of September 7, 2023 is attached as Exhibit 16.1 hereto.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Armanino LLP dated as of September 7, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2023	TENON MEDICAL, INC.

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President

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